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                                                              EXHIBIT 11

                           GRACO INC. AND SUBSIDIARIES

                  COMPUTATION OF NET EARNINGS PER COMMON SHARE

                                   (Unaudited)

                                                                         Thirteen Weeks Ended            Thirty-Nine Weeks Ended
                                                                         --------------------            -----------------------
                                                                     Sept. 26, 1997   Sept 27, 1996    Sept 26, 1997  Sept. 27, 1996
                                                                     --------------   -------------    -------------  --------------
                                                                                 (In thousands except per share amounts)


Net earnings applicable to common stock:

  Net earnings .................................................            $12,879         $10,157           $29,478        $25,774
                                                                     ==============   =============    ============== ==============



Average number of common and common equivalent shares outstanding:

   Average number of common
     shares outstanding ........................................             17,050          17,181            17,096         17,282

   Dilutive effect of stock options
     computed on the treasury
     stock method ..............................................                405             229               386            236
                                                                     --------------   -------------    ------------- ---------------

                                                                             17,455          17,410            17,482         17,518
                                                                     ==============   =============    ============== ==============


Net earnings per common
     and common equivalent share ...............................           $   .74        $   .58            $  1.69        $  1.47
                                                                     ==============   =============    ============== ==============

  Primary and fully diluted earnings per share are substantially the same.

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